Exhibit 1.1

EXECUTION VERSION

ONEOK, Inc.

Underwriting Agreement

August 10, 2023

Goldman Sachs & Co. LLC
200 West Street

New York, NY 10282-2198

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

BofA Securities, Inc.
One Bryant Park

New York, NY 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179

As Representatives of the Underwriters named in Schedule II hereto Ladies and Gentlemen:

ONEOK, Inc., an Oklahoma corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $750,000,000 aggregate principal amount of its 5.550% Notes due 2026 (the “2026 Notes”), $750,000,000 aggregate principal amount of its 5.650% Notes due 2028 (the “2028 Notes”), $500,000,000 aggregate principal amount of its 5.800% Notes due 2030 (the “2030 Notes”), $1,500,000,000 aggregate principal amount of its 6.050% Notes due 2033 (the “2033 Notes”) and $1,750,000,000 aggregate principal amount of its 6.625% Notes due 2053 (the “2053 Notes” and, together with the 2026 Notes, the 2028 Notes, the 2030 Notes and the 2033 Notes, the “Notes”). The Company’s obligations under the Notes and the Indenture (as defined herein) will be fully and unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by ONEOK Partners, L.P., a limited partnership organized under the laws of the state of Delaware, and ONEOK Partners Intermediate Limited Partnership, a limited partnership organized under the laws of the state of Delaware (each a “Guarantor” and together, the “Guarantors”). The Guarantors, together with the Company, are referred to herein as the “Issuers.” The Notes and the Guarantees are referred to herein as the “Securities.” Terms not otherwise defined in this Agreement shall have the meanings assigned to them in Section 21 hereto.

The Securities will be issued pursuant to an Indenture, dated as of January 26, 2012 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as amended and supplemented by the Twentieth Supplemental Indenture thereto, to be dated as of the Closing Date (as defined herein), by and among the Company, the Guarantors and the Trustee, the Twenty-First Supplemental Indenture thereto, to be dated as of the Closing Date (as defined herein), by and among the Company, the Guarantors and the Trustee, the Twenty-Second Supplemental Indenture thereto, to be dated as of the Closing Date (as defined herein), by and among the Company, the Guarantors and the Trustee, the Twenty-Third Supplemental Indenture thereto, to be dated as of the Closing Date (as defined herein), by and among the Company, the Guarantors and the Trustee and the Twenty-Fourth Supplemental Indenture thereto, to be dated as of the Closing Date (as defined herein), by and among the Company, the Guarantors and the Trustee (collectively, the “Supplemental Indentures”). The Base Indenture as amended and supplemented by the Supplemental Indentures is referred to herein as the “Indenture.”

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the initial effective date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

This is to confirm the agreement (this “Agreement”) concerning the purchase of the Securities from the Issuers by the Underwriters.

1. Representations and Warranties. The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and the Guarantors, pursuant to General Instruction I.D of Form S-3 under the Act, are eligible to use Form S-3; the Company and the Guarantors have prepared and filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) (the file number of which is set forth in Schedule I hereto), on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. The Company filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) a Final Prospectus in accordance with Rules 430B and 424(b) or (2) a Final Prospectus in accordance with Rules 415 and 424(b). The Company, on its own behalf and on behalf of the Guarantors, has included in such Registration Statement, as amended at the Effective Time, all information (other than information permitted to be excluded therefrom pursuant to Rule 430B (“Rule 430B Information”)) required by the Act to be included in such Registration Statement. As filed, the Final Prospectus shall contain all applicable Rule 430B Information, together with all other such information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Time of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Closing Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Securities, will comply, in all material respects, with the requirements of the Act; and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; as of the Effective Time and at the Applicable Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Effective Time and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing with the Commission pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representations or warranties as to (i) the exhibit to the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8(b) hereof.

(c) The Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package (or any amendments or supplement thereto), based upon and in conformity with information furnished in writing to the Company on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuers or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company and the Guarantors were or are (as the case may be) Well-Known Seasoned Issuers. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e) Prior to the execution of this Agreement, the Issuers have not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Preliminary Prospectuses and the Issuer Free Writing Prospectuses identified in Schedule III hereto.

(f)   (i) At the earliest time after the filing of the Registration Statement that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), none of the Company nor the Guarantors was an “ineligible issuer” (as defined in Rule 405).

(g) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(h) The only “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X) of the Company are the subsidiaries named on Annex A hereto (collectively, the “Subsidiaries”). The Company and each of its Subsidiaries is, and at the Closing Date will be, a corporation, limited liability company, general partnership or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries have, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased, as the case may be, by it and to conduct its business in all material respects as described in the Disclosure Package and the Final Prospectus. The Company and each of its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation, limited liability company, general partnership or limited partnership, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased, as the case may be, by it makes such licensing or qualification necessary, except to the extent that the failure to so qualify, be licensed or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, cash flow, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(i) All the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued in accordance with such Subsidiary’s governing documents and are fully paid (in the case of any Subsidiary that is a limited liability company, to the extent required by such Subsidiary’s limited liability company agreement, and in the case of any Subsidiary that is a limited partnership, to the extent required by such Subsidiary’s agreement of limited partnership) and nonassessable (in the case of any Subsidiary that is a limited liability company, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Revised Limited Liability Company Act and in the case of any Subsidiary that is a limited partnership, except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act and matters included in such Subsidiary’s agreement of limited partnership), and all outstanding equity interests of the Subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, encumbrances or liens (“Liens”), except for any such Liens on the outstanding equity interests of the Subsidiaries that are described in the Disclosure Package and the Final Prospectus.

(j) As of the date of this Agreement, the Company has the capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectus and the Final Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus (as defined herein)), and, as of the Closing Date, the Company shall have the capitalization as set forth in the sections of the Registration Statement, the Preliminary Prospectuses and the Final Prospectus entitled “Capitalization” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus), except for such adjustments as are necessary to reflect the sale of the Securities and the issuance and sale of common stock pursuant to the Company Equity Plans.

(k) There is no contract or other document of a character required to be described in the Registration Statement or Base Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters as will be contained in the Base Prospectus, including the information incorporated by reference therein up to and through the date of this Agreement).

(l) This Agreement has been duly authorized, executed and delivered by or on behalf of the Issuers.

(m) The Notes have been duly authorized for issuance and sale to the Underwriters and, when issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by or on behalf of the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and the terms of the Indenture and will be entitled to the benefits provided by the Indenture; provided that the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent transfer or conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally from time to time in effect and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”); and the statements under the captions “Description of Notes” in the Preliminary Prospectus used most recently prior to the Applicable Time and the Final Prospectus and “Description of Debt Securities” in the Base Prospectus, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture fairly summarize the matters described therein in all material respects.

(n) The Base Indenture has been duly authorized, executed and delivered by or on behalf of the Company, and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; provided that the enforceability of the Base Indenture may be limited by the Enforceability Exceptions. The Base Indenture has been qualified under the Trust Indenture Act. The Supplemental Indentures have been duly authorized by or on behalf of the Issuers, and, when validly executed and delivered by or on behalf of the Issuers, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute valid and binding agreements of the Issuers, enforceable against each of the Issuers in accordance with their terms; provided that the enforceability of the Supplemental Indentures may be limited by the Enforceability Exceptions.

(o) Each Guarantee has been duly authorized for issuance and sale to the Underwriters by or on behalf of each Guarantor and, when the Supplemental Indentures are validly executed and delivered by or on behalf of the Issuers and the Notes are duly executed by or on behalf of the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Underwriters, and assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms and entitled to the benefits provided by the Indenture; provided that the enforceability of the Guarantees may be limited by the Enforceability Exceptions.

(p) Each of the Company and the Guarantors are not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein except (i) such as have been obtained under the Act and the Trust Indenture Act and (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Securities in the manner contemplated herein and in the Disclosure Package and the Final Prospectus or (iii) such that the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

(r)   Neither the issuance and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the provisions of the certificate of incorporation or by-laws or other governing documents of the Company or any of the governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, which conflicts, breaches, violations or defaults, in the case of clauses (ii) or (iii), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Except for the Underwriters (who shall act as underwriters with respect to the Securities pursuant to this Agreement), no person has the right to act as an underwriter or as a financial advisor to the Company or the Guarantors in connection with the offer and sale of the Securities.

(t)   No holders of debt securities of the Company have rights to the registration of such securities under the Disclosure Package, the Final Prospectus and the Registration Statement.

(u) The consolidated financial statements together with the related schedules and notes of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). To the knowledge of the Company, the consolidated financial statements together with the related schedules and notes of Magellan Midstream Partners, L.P. and its consolidated subsidiaries (“Magellan”), included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of Magellan as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma financial information and the related notes thereto included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement has been prepared in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) Other than as set forth in the Disclosure Package, the Final Prospectus and the Registration Statement, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the Company’s or the Guarantors’ knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

(w) Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except where the failure to do so does not materially interfere with the ownership, operation or benefits of operation of such businesses or materially increase the cost of operation or ownership of such businesses; provided that (a) with respect to the transmission and gathering pipelines of the Company and the Subsidiaries that own such pipelines and right-of-way interests related thereto (the “Pipeline Properties”), the foregoing shall only constitute a representation that, such Subsidiaries have sufficient title to enable them to use such Pipeline Properties in their businesses as they have been used in the past and as are proposed to be used in the future and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by the Subsidiaries, such real property, buildings and equipment are held by the Subsidiaries under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment for such Subsidiary.

(x) Neither the Company nor any Subsidiary is in violation or default of (i) any provisions of the certificate of incorporation or by-laws or other governing documents of the Company or the governing documents of such Subsidiary, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect or as could not materially impair the ability of the Issuers to perform their obligations under this Agreement or the Indenture.

(y) (i) PricewaterhouseCoopers LLP, who has audited and reviewed certain financial statements of the Company and its consolidated subsidiaries included, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and its applicable published rules and regulations; and (ii) to the knowledge of the Company, Ernst & Young LLP, who has audited and reviewed certain financial statements of Magellan and its consolidated subsidiaries included, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to Magellan as required by the Act and the PCAOB and its applicable published rules and regulations.

(z) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Securities.

(aa) Each of the Company and the Guarantors has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for (i) those failures to file or pay that would not reasonably be expected to have a Material Adverse Effect, (ii) any such tax payment, assessment, fine or penalty that is currently being contested in good faith or (iii) those failures to file or pay set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(bb) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s or the Guarantors’ knowledge, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect.

(cc) The Company and the Subsidiaries are insured by insurers that the Company has no reason to believe are not of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged.

(dd) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except (i) as set forth in Sections 7.04 and 7.10 of the Company’s amended and restated revolving credit agreement, effective June 10, 2022 (the “Amended and Restated Credit Agreement”), (ii) as set forth in Sections 7.04 and 7.10 of the Guardian Pipeline, L.L.C.’s term loan credit agreement, dated as of June 24, 2022 and (iii) for such limitations on transfer of equity interests in and assets of entities that are not wholly owned by the Company or any of its subsidiaries and (iv) for such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiaries’ governing instruments.

(ee) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(ff) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package has been prepared in accordance with the Commission’s applicable rules and guidelines. Since the date of the most recent audited balance sheet of the Company and its consolidated subsidiaries audited by PricewaterhouseCoopers LLP and reviewed by the board of directors of the Company, (i) except as otherwise disclosed to you, the Company has not been advised of (A) any significant deficiencies in the design or operations of internal control over financial reporting that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and each of its subsidiaries and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act).

(hh) Neither the Company nor the Subsidiaries have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii) The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except (y) with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (z) as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(jj) In the ordinary course of its business, the Company reviews liabilities of the business, operations and properties of the Company and the Subsidiaries relating to Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or liabilities relating to compliance with Environmental Laws and any potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans to officers and directors and Sections 302 and 906 related to certifications.

(ll) Neither the Company nor any of its Subsidiaries nor, to the Company’s or the Guarantors’ knowledge, any director, officer, agent, or employee of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm) The operations of the Company and its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s or the Guarantors’ knowledge, threatened.

(nn) Neither the Company nor any of its subsidiaries nor, to the Company’s or the Guarantors’ knowledge, any director, officer, agent, or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo) Except as disclosed in the Disclosure Package and the Final Prospectus, the Company and its subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of an Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of an Underwriter.

(pp) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined herein), determined without regard to any waiver of such obligations or extension of any amortization period that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability.

(qq) Subsequent to the respective dates as of which information is given in the Registration Statement (as such information may have been superseded by a subsequent filing with the Commission), the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, except for the sale of the Securities and the application of the net proceeds thereof (provided, however, that any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating will not violate this Section 1(qq)), (ii) any transaction which is material to the Company and the Subsidiaries, taken as a whole, except for the sale of the Securities and the application of the net proceeds thereof, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries, taken as a whole, except for the sale of the Securities and the application of net proceeds thereof and issuances of commercial paper notes, any drawdowns under the Amended and Restated Credit Agreement, or (iv) any change in the capitalization or outstanding indebtedness of the Company or any Subsidiaries, except for the sale of the Securities and the application of net proceeds thereof, issuance of common stock pursuant to the Company Equity Plans and any issuances of commercial paper notes, drawdowns under the Amended and Restated Credit Agreement.

(rr) The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Final Prospectus to be conducted, except for failures of ownership or use that would not reasonably be expected to have a Material Adverse Effect. Additionally, (i) to the Company’s or the Guarantors’ knowledge, there are no rights of third parties to any such Intellectual Property; (ii) to the Company’s or the Guarantors’ knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s or the Guarantors’ knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Guarantors’ rights in or to any such Intellectual Property; and (iv) to the Company’s or the Guarantors’ knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company or Guarantors infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, in the case of each of clauses (i), (ii), (iii) and (iv) which would be reasonably expected to have a Material Adverse Effect.

(ss) (A) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (C) the Company and its Subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt) (A) The Agreement and Plan of Merger, dated as of May 14, 2023 with Magellan and Otter Merger Sub, LLC, a wholly owned subsidiary of ONEOK (“Merger Sub”) pursuant to which Merger Sub will merge with and into Magellan (the “merger”) with Magellan surviving the merger as a direct wholly owned subsidiary of ONEOK (the “Merger Agreement”) has been duly authorized, executed and delivered by the Company and Merger Sub and is a valid and binding agreement of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions; (B) to the knowledge of the Company, all of the representations and warranties made by Magellan in the Merger Agreement are true and correct in all material respects (except representations and warranties qualified by “materiality” or “Partnership Material Adverse Effect” (as defined in the Merger Agreement), which are true and correct in all respects), and the Company has no reason to believe that the Company’s, and has not received notice from Magellan that Magellan’s, conditions to closing of the merger contemplated by the Merger Agreement will not be satisfied within the timeframe contemplated therein. The Company has not received any notice of termination of the Merger Agreement from Magellan.

Any certificate signed by or on behalf of the Company or a Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities and pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company or a Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers, at the purchase price set forth in Schedule I hereto the principal amount of the Securities of each series set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. The several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Issuers agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, neither the Company nor any Guarantor will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object, unless, (i) in the judgment of counsel to the Company, such filing is required by applicable law or (ii) is advisable in furtherance of a Commission request. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430B, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company and the Guarantors will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company and the Guarantors will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of each series of Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or a Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company and the Guarantors will use their respective reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, will promptly use their reasonable best efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by the Representatives and substantially as attached as Schedule IV hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(e) As soon as practicable, the Company will make generally available, via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System, to its security holders and to the Representatives, an earnings statement or statements of the Company and its subsidiaries (which need not be audited), which will satisfy the provisions of Section 11(a) of the Act, including, at the option of the Company, Rule 158, which may be satisfied through the filing with the Commission of reports required under the Exchange Act.

(f)   The Company will furnish or otherwise make available upon request to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering (other than internal sales memoranda prepared by any of the Underwriters).

(g) The Company will arrange, if necessary, for the qualification of each series of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as reasonably required for the distribution of such series of Securities and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) Each of the Company and the Guarantors agree that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representatives or the Company is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as applicable and as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company and the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company or the Guarantors (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) The Company and the Guarantors will not, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Securities, in each case other than the Final Prospectus.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein as of the Applicable Time and the Closing Date, to the accuracy of the statements of the Company or the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company and Guarantors pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Kirkland & Ellis LLP, counsel for the Company and the Guarantors, to have furnished to the Representatives its opinion and negative assurance letter, each dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Company shall have requested and caused GableGotwals, counsel for the Company and the Guarantors, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Representatives shall have received from Paul Hastings LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, each dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Company and the Guarantors shall have each furnished to the Representatives a certificate of the Company and the Guarantor, as the case may be, signed by their respective Chief Executive Officer, President or a Vice President and the Chief Financial Officer, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i)	the representations and warranties of the Issuers in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii)	no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s or the Guarantors’ knowledge, threatened; and

(iii)	since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(f)   The Company shall have requested and caused each of (i) PricewaterhouseCoopers LLP and (ii) Ernst & Young LLP to have furnished to the Representatives, at the Applicable Time and at the Closing Date, “comfort letters” (which may refer to letters previously delivered to the Representatives), dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives, PricewaterhouseCoopers LLP and Ernst & Young LLP, as the case may be, with respect to the certain financial statements and financial information contained in the Registration Statement, the Preliminary Prospectus used most recently prior to the Applicable Time and the Final Prospectus.

(g) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment thereto), there shall not have been (i) any adverse change or decrease specified in the letters referred to in paragraph (f) of this Section 6 or (ii) any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, earnings, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of any series of Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(h) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s or the Guarantors’ debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone, email or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Paul Hastings LLP, counsel for the Underwriters, at 200 Park Avenue, New York, New York 10166, on the Closing Date, or as otherwise agreed by the Company and the Representatives.

7. Payment and Reimbursement of Underwriters’ Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, the Preliminary Prospectus and the Final Prospectus, and any amendment or supplement to the Registration Statement or the Preliminary Prospectus and Final Prospectus, (ii) the preparation and delivery of certificates representing the Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Preliminary Prospectus or Final Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (v) any filings required to be made by the Underwriters with FINRA, and the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws, including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (vii) counsel to the Company and the Guarantors, (viii) the rating, if any, of the Securities by one or more rating agencies, (ix) the Trustee and any agent of the Trustee and the fees, disbursements and other charges of counsel for the Trustee in connection with the Indenture and the Securities and (x) PricewaterhouseCoopers LLP. Except as provided in this Section 7, the Underwriters will pay all of their own fees and expenses in connection with the offering and sale of the Securities.

(b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus, any information of the Issuers that the Company has filed or is required to file pursuant to Rule 433(d) under the Act, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b). This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuers, the respective directors and officers of the Company, each of the respective directors and officers of the general partner of ONEOK Partners L.P. and the general partner of ONEOK Partners Intermediate Limited Partnership and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuers by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuers acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, and (ii) the following information under the heading “Underwriting”: (A) the third sentence of the third paragraph related to the Underwriters’ market making activities, (B) the fourth paragraph related to discounts, (C) the seventh paragraph related to over-allotment and stabilization and (D) the information in the first sentence of the first paragraph, the second paragraph and the third paragraph under the heading “Other Relationships” in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and only to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, but is otherwise applicable in accordance with its terms, the Issuers and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether an untrue or an alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, each officer and director of the Company and, each director and officer of the general partner of ONEOK Partners L.P. and the general partner of ONEOK Partners Intermediate Limited Partnership shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuers. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in any securities of the Company shall have been suspended by the Commission or the New York Stock Exchange or (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

11. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)   In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)   For purposes of this Section 11, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or the respective officers of the Company, officers of the general partner of ONEOK Partners, L.P. or officers of the general partner of ONEOK Partners Intermediate Limited Partnership and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 and the last sentence of Section 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Facsimile: 646-834-8133; BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, NY 10036 (facsimile no. 212-901-7881), Attention: High Grade Debt Capital Markets Transaction Management/Legal, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013 (facsimile 646-291-1469), Attention: General Counsel; J.P Morgan Securities LLC, 383 Madison Avenue, New York, New York Attention: Investment Grade Syndicate Desk, Fax: (212) 834-6081; or, if sent to the Issuers, will be mailed, delivered or telefaxed to ONEOK, Inc., 100 West Fifth Street, Tulsa, Oklahoma 74103, Facsimile: 918-588-7971, Attention: General Counsel.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. The Issuers hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are each acting as principal and not as an agent or fiduciary of the Issuers and (c) the Issuers’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers agree that they are each solely responsible for making their own respective judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers on related or other matters). The Issuers each agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Counterparts. This Agreement may be signed in one or more counterparts, including facsimile and. pdf electronic counterparts (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law), each of which, when executed and delivered, shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 6:16 p.m. (Eastern time) on August 10, 2023, which is the time identified to us by the Underwriters as the time of first sale of Securities to the investors.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission. “Company Equity Plans” shall mean the (i) ONEOK, Inc. 401(k) Plan, (ii) ONEOK, Inc. Profit Sharing Plan, (iii) ONEOK, Inc. Long Term Incentive Plan, (iv) ONEOK, Inc. Equity Compensation Plan, (v) ONEOK, Inc. Employee Stock Award Program, (vi) ONEOK, Inc. Employee Stock Purchase Plan, (vii) ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan and (viii) ONEOK, Inc. 2018 Equity Incentive Plan.

“Disclosure Package” shall mean, (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses identified in Part A of Schedule III hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above, which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 430C,” “Rule 433,” “Rule 436,” “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours,

ONEOK, Inc.

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

ONEOK Partners, L.P.

By: ONEOK Partners GP, L.L.C., its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

ONEOK Partners Intermediate Limited Partnership

By: ONEOK ILP GP, L.L.C., its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse Ill
Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

The foregoing Agreement

is hereby confirmed and

accepted as of the date

first written above

For themselves and the other

several Underwriters, if any,

named in Schedule II to the

foregoing Agreement.

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
Name:	Adam T. Greene
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Andrew Pocius
Name:	Andrew Pocius
Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Kevin Wehler
Name:	Kevin Wehler
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

SCHEDULE I

5.550% Notes due 2026

Registration Statement No. 333-272782

Representatives:	Goldman Sachs & Co. LLC
Barclays Capital Inc.
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Title, Principal Amount and Purchase Price of Securities:

Title:	5.550% Notes due 2026
Principal amount:	$ 750,000,000
Purchase price (include accrued interest or amortization, if any):	99.436%

Closing Date, Time and Location: August 24, 2023 at 9:00 a.m. (Eastern time) at Paul Hastings LLP, 200 Park Avenue, New York, New York 10166

Type of Offering: Non-delayed

Date referred to in Section 5(i) on and after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: Closing Date.

5.650% Notes due 2028

Registration Statement No. 333-272782

Representatives:	Goldman Sachs & Co. LLC
Barclays Capital Inc.
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Title, Principal Amount and Purchase Price of Securities:

Title:	5.650% Notes due 2028
Principal amount:	$ 750,000,000
Purchase price (include accrued interest or amortization, if any):	99.269%

Closing Date, Time and Location: August 24, 2023 at 9:00 a.m. (Eastern time) at Paul Hastings LLP, 200 Park Avenue, New York, New York 10166

Type of Offering: Non-delayed

Date referred to in Section 5(i) on and after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: Closing Date.

5.800% Notes due 2030

Registration Statement No. 333-272782

Representatives:	Goldman Sachs & Co. LLC
Barclays Capital Inc.
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Title, Principal Amount and Purchase Price of Securities:

Title:	5.800% Notes due 2030
Principal amount:	$ 500,000,000
Purchase price (include accrued interest or amortization, if any):	99.180%

Closing Date, Time and Location: August 24, 2023 at 9:00 a.m. (Eastern time) at Paul Hastings LLP, 200 Park Avenue, New York, New York 10166

Type of Offering: Non-delayed

Date referred to in Section 5(i) on and after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: Closing Date.

6.050% Notes due 2033

Registration Statement No. 333-272782

Representatives:	Goldman Sachs & Co. LLC
Barclays Capital Inc.
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Title, Principal Amount and Purchase Price of Securities:

Title:	6.050% Notes due 2033
Principal amount:	$ 1,500,000,000
Purchase price (include accrued interest or amortization, if any):	99.326%

Closing Date, Time and Location: August 24, 2023 at 9:00 a.m. (Eastern time) at Paul Hastings LLP, 200 Park Avenue, New York, New York 10166

Type of Offering: Non-delayed

Date referred to in Section 5(i) on and after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: Closing Date.

6.625% Notes due 2053

Registration Statement No. 333-272782

Representatives:	Goldman Sachs & Co. LLC
Barclays Capital Inc.
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Title, Principal Amount and Purchase Price of Securities:

Title:	6.625% Notes due 2053
Principal amount:	$ 1,750,000,000
Purchase price (include accrued interest or amortization, if any):	98.632%

Closing Date, Time and Location: August 24, 2023 at 9:00 a.m. (Eastern time) at Paul Hastings LLP, 200 Park Avenue, New York, New York 10166

Type of Offering: Non-delayed

Date referred to in Section 5(i) on and after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: Closing Date.

SCHEDULE II

Underwriters	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2033 Notes to be Purchased	Principal Amount of 2053 Notes to be Purchased
Goldman Sachs & Co. LLC	$222,261,000	$222,261,000	$148,174,000	$444,522,000	$518,609,000
Barclays Capital Inc.	40,371,000	40,371,000	26,914,000	80,742,000	94,199,000
BofA Securities, Inc.	40,371,000	40,371,000	26,914,000	80,742,000	94,199,000
Citigroup Global Markets Inc.	40,371,000	40,371,000	26,914,000	80,742,000	94,199,000
J.P. Morgan Securities LLC	40,371,000	40,371,000	26,914,000	80,742,000	94,199,000
Mizuho Securities USA LLC	40,371,000	40,371,000	26,914,000	80,742,000	94,199,000
MUFG Securities Americas Inc.	40,371,000	40,371,000	26,914,000	80,742,000	94,199,000
Scotia Capital (USA) Inc.	40,371,000	40,371,000	26,914,000	80,742,000	94,199,000
TD Securities (USA) LLC	40,371,000	40,371,000	26,914,000	80,742,000	94,199,000
Wells Fargo Securities, LLC	40,371,000	40,371,000	26,914,000	80,742,000	94,199,000
CIBC World Markets Corp.	20,325,000	20,325,000	13,550,000	40,650,000	47,425,000
Deutsche Bank Securities Inc.	20,325,000	20,325,000	13,550,000	40,650,000	47,425,000
PNC Capital Markets LLC	20,325,000	20,325,000	13,550,000	40,650,000	47,425,000
Regions Securities LLC	20,325,000	20,325,000	13,550,000	40,650,000	47,425,000
SMBC Nikko Securities America, Inc.	20,325,000	20,325,000	13,550,000	40,650,000	47,425,000
Truist Securities, Inc.	20,325,000	20,325,000	13,550,000	40,650,000	47,425,000
U.S. Bancorp Investments, Inc.	20,325,000	20,325,000	13,550,000	40,650,000	47,425,000
BOK Financial Securities, Inc.	7,050,000	7,050,000	4,700,000	14,100,000	16,450,000
Academy Securities, Inc.	5,025,000	5,025,000	3,350,000	10,050,000	11,725,000
Loop Capital Markets LLC	5,025,000	5,025,000	3,350,000	10,050,000	11,725,000
R. Seelaus & Co., LLC	5,025,000	5,025,000	3,350,000	10,050,000	11,725,000
Total	$750,000,000	$750,000,000	$500,000,000	$1,500,000,000	$1,750,000,000

SCHEDULE III

PART A

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

1) The final term sheet prepared and filed pursuant to Section 5(b) of the Agreement in substantially the form of Schedule IV to the Agreement.

PART B

Schedule of Issuer Free Writing Prospectuses not included in the Disclosure Package

1) Electronic (Netroadshow) investor presentation of the Company made available on August 8, 2023.

SCHEDULE IV

[Term sheet attached]

ONEOK, INC.
PRICING TERM SHEET

$5,250,000,000

$750,000,000 5.550% Notes due 2026

$750,000,000 5.650% Notes due 2028

$500,000,000 5.800% Notes due 2030

$1,500,000,000 6.050% Notes due 2033

$1,750,000,000 6.625% Notes due 2053

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the preliminary prospectus supplement dated August 8, 2023 (the “Preliminary Prospectus Supplement”).

Issuer:	ONEOK, Inc.
Guarantors:	ONEOK Partners, L.P. and ONEOK Partners Intermediate Limited Partnership
Security Type:	Senior Unsecured Notes
Pricing Date:	August 10, 2023
Settlement Date**:	August 24, 2023 (T+10)
	5.550% Notes due 2026	5.650% Notes due 2028	5.800% Notes due 2030	6.050% Notes due 2033	6.625% Notes due 2053
Maturity Date:	November 1, 2026	November 1, 2028	November 1, 2030	September 1, 2033	September 1, 2053
Principal Amount:	$750,000,000	$750,000,000	$500,000,000	$1,500,000,000	$1,750,000,000
Benchmark Treasury:	4.500% due July 15, 2026	4.125% due July 31, 2028	4.000% due July 31, 2030	3.375% due May 15, 2033	3.625% due February 15, 2053
Benchmark Treasury Price / Yield	99-29 / 4.533%	99-17 ¾ / 4.225%	98-29+ / 4.180%	94-06 / 4.103%	89-11 / 4.263%
Re-offer Spread to Benchmark Treasury:	+ 105 bps	+ 145 bps	+ 165 bps	+ 195 bps	+ 240 bps
Yield to Maturity:	5.583%	5.675%	5.830%	6.053%	6.663%
Coupon:	5.550%	5.650%	5.800%	6.050%	6.625%
Public Offering Price:	99.886% of the principal amount	99.869% of the principal amount	99.805% of the principal amount	99.976% of the principal amount	99.507% of the principal amount
Redemption Provisions
Special Mandatory Redemption:

If (i) the consummation of the merger with Magellan Midstream Partners, L.P. (the “merger”) does not occur on or before the Outside Date, (ii) prior to the Outside Date, the Merger Agreement is terminated or (iii) the Issuer otherwise notifies the Trustee under the notes that it will not pursue the consummation of the merger, the Issuer will be required to redeem the notes of each series then outstanding at a redemption price equal to 101% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date.

Make-Whole Call:	T + 20 bps (prior to October 1, 2026)	T + 25 bps (prior to October 1, 2028)	T + 25 bps (prior to September 1, 2030)	T + 30 bps (prior to June 1, 2033)	T + 40 bps (prior to March 1, 2053)
Par Call:	On or after October 1, 2026 (one month prior to maturity)	On or after October 1, 2028 (one month prior to maturity)	On or after September 1, 2030 (two months prior to maturity)	On or after June 1, 2033 (three months prior to maturity)	On or after March 1, 2053 (six months prior to maturity)
Interest Payment Dates:	May 1 and November 1, commencing May 1, 2024	May 1 and November 1, commencing May 1, 2024	May 1 and November 1, commencing May 1, 2024	March 1 and September 1, commencing March 1, 2024	March 1 and September 1, commencing March 1, 2024
CUSIP / ISIN:	682680 BH5 / US682680BH51	682680 BJ1 / US682680BJ18	682680 BK8 / US682680BK80	682680 BL6 / US682680BL63	682680 BN2 / US682680BN20
Joint Book-Running Managers:

Goldman Sachs & Co. LLC

Barclays Capital Inc.

BofA Securities, Inc.
Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	CIBC World Markets Corp. Deutsche Bank Securities Inc. PNC Capital Markets LLC Regions Securities LLC SMBC Nikko Securities America, Inc. Truist Securities, Inc. U.S. Bancorp Investments, Inc.
Co-Managers:	BOK Financial Securities, Inc. Academy Securities, Inc. Loop Capital Markets LLC R. Seelaus & Co., LLC

** We expect delivery of the notes will be made against payment therefor on or about the settlement date specified in this pricing term sheet, which will be the tenth business day following the date of pricing (such settlement being referred to as “T+10”). Pursuant to Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before their delivery will be required, by virtue of the fact that the notes will initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on any date prior to two business days before their delivery should consult their advisors.

The issuer has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; Barclays Capital Inc. toll-free at 1-888-603-5847; BofA Securities, Inc. toll-free at 1-800-294-1322; Citigroup Global Markets Inc. toll-free at 1-800-831-9146; and J.P. Morgan Securities LLC collect at 1-212-834-4533.

No PRIIPs KID. Not for retail investors in the EEA or the UK. No PRIIPs key information document (KID) has been prepared as not available to retail in EEA or the UK.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another electronic system.

ANNEX A

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

	State of	Company’s
	Incorporation	Ownership
Subsidiary	or Organization	Percentage
ONEOK Hydrocarbon, L.P.	Delaware	100.0%
ONEOK Partners, L.P.	Delaware	100.0%
ONEOK Partners Intermediate Limited Partnership	Delaware	100.0%
ONEOK Rockies Midstream, L.L.C.	Delaware	100.0%
ONEOK Pipeline Holdings, L.L.C.	Delaware	100.0%
ONEOK Hydrocarbon, L.L.C.	Delaware	100.0%